EXHIBIT 10.3

STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of the 11th day of June, 2014 by and between James Dale (the “Transferor”), Consilium Corporate Recovery Master Fund, Ltd. (the “Transferee”), and Panache Beverage, Inc., a Delaware corporation (the “Company”).

RECITALS

A.            The Transferor is the owner of 12,900,000 shares of the Company’s common stock, represented by Certificate No. 234 (10,440,000) and Certificate No. 333 (2,460,000) (the “Shares”).

B.            In connection with that certain Restructuring Agreement dated as of the date hereof by and among the Company, the Transferee, the Transferor and certain other parties (the “Restructuring Agreement”), the Transferor is transferring 11,930,497 Shares to the Transferee or its designated assignee (the “Transferred Shares”) in lieu of a foreclosure by the Transferee thereon, and the Transferor will retain the remaining 969,503 Shares, subject to the terms and conditions of this Agreement (the “Retained Shares”).

C.            The Transferor desires to transfer the Transferred Shares to the Transferee and the Transferee desires to acquire the Transferred Shares from the Transferor subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual obligations set forth in this Agreement, and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transfer of Shares.

a) Transfer. In full satisfaction of the Transferor’s obligations under that certain Stock Pledge and Security Agreement dated December 21, 2012 pursuant to which the Transferor pledged the shares of the Borrower to the Transferee, the Transferor hereby conveys, transfers and assigns the Transferred Shares to the Transferee (or its designated assignee), and the Transferee hereby accepts such conveyance, transfer and assignment from the Transferor, upon the terms and conditions set forth in this Agreement.

b) Title to Shares. Upon execution of this Agreement by the parties hereto, title to the Transferred Shares shall vest with the Transferee free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests.

c) Documentation to Transfer Agent. Concurrently herewith, (i) the parties shall deliver or cause to be delivered to Guardian Register & Transfer, Inc., the Company’s transfer agent (the “Transfer Agent”), an instruction letter and related documentation with respect to the cancellation of the certificates representing the Shares and the issuance of the Transferred Shares and Retained Shares, substantially in the form attached hereto as Exhibit A, and (ii) the Company shall deliver to the Transfer Agent a legal opinion, in form and substance acceptable to the Transferor, with respect to the transfer of the Shares. The parties agree to execute and deliver any and all such other instruments, documents and agreements as requested by the Transfer Agent in order to effectuate the transfer of the Shares pursuant to this Agreement.

d) Retained Shares. Subject to the terms and conditions of Section 3, Transferor will retain the Retained Shares.

2. Representations and Further Assurances.

a) Consideration. The Transferor acknowledges and agrees that the consideration being provided to the Transferor is good and valuable consideration and represents fair value for the Transferred Shares.

b) Representations of the Transferor. The Transferor is the lawful owner of the Transferred Shares. The Transferor holds legal and equitable title to the Transferred Shares free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests other than those in favor of the Transferee. The Transferor makes no representations regarding the Company, its financial condition or its future prospects.

c) Representations of the Transferee. The Transferee represents and warrants that the Transferred Shares are being acquired for its own account without a view to public distribution or resale. The Transferee has the right, power, capacity and authority to execute and deliver this Agreement.

d) Representations of the Company. The Company has the right, power, capacity and authority to execute and deliver this Agreement. The Shares, when issued to Transferee, were validly issued, non-assessable and fully paid.

e) Further Assurances of the Parties. Each of the parties hereto shall execute and deliver any and all such other instruments, documents and agreements and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement.

3. Restrictions on Retained Shares. From the date of this Agreement until eighteen (18) months after the date of this Agreement, Transferor shall not sell, transfer, pledge or otherwise hypothecate (each a “Transfer”) the Retained Shares without the prior written consent of Transferee. Thereafter, Transferor may Transfer up to 96,950 Retained Shares in each three-month period thereafter until such time as all Retained Shares have been transferred. In the event that Transferor receives a legal demand letter or notice of acceleration in respect of a loan to Transferor and Wodka, LLC, as co-borrowers, by Natwest Finance, Ltd. (the “Natwest Loan”), the Transferor agrees to send a copy of such legal demand letter or notice of acceleration to Transferee. Upon receipt of a copy of such letter or notice, the Company shall lift the restrictions on the sale of the Retained Shares set forth in this Section 3 in order to enable a private, block sale of the Retained Shares, provided that the Transferor agrees that all proceeds of such sale shall be used to repay the NatWest loan until paid in full before any proceeds shall be retained by the Transferor. In the event that Transferor at any time receives a bona fide offer to purchase all or part of the Retained Shares in a private block sale, the Transferor agrees to send a copy of such offer to Transferee with a request to be permitted to accept such offer and/or consummate the sale contemplated thereby (the “Consent Request”). Transferee agrees, within ten (10) business days of receipt of a Consent Request to indicate whether Transferee provides consent, which Transferee shall not unreasonably withhold. If Transferee does consent, the Company shall lift the restrictions on the sale of the Retained Shares set forth in this Section 3 in order to enable a Transfer to consummate such sale.

4. Miscellaneous.

a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

b) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

By:	/s/ JAMES DALE
James Dale

CONSILIUM CORPORATE RECOVERY MASTER FUND, LTD.

By:	/s/ CHARLES T. CASSEL, III
Name:	Charles T. Cassel, III
Title:	Authorized Person

PANACHE BEVERAGE, INC.

By:	/s/ MICHAEL ROMER
Name:	Michael Romer
Title:	Interim CEO

Exhibit A

Form of Instruction Letter to Transfer Agent

JOINT INSTRUCTION LETTER

Guardian Register & Transfer, Inc.
7951 SW 6th Street, Suite 216
Plantation, Florida 33324
Attention: Elson Soto Jr.

Re:           Panache Beverage, Inc.

Ladies and Gentlemen:

In connection with that certain Restructuring Agreement dated as of the date hereof among Panache Beverage, Inc., a Delaware corporation (the “Company”), James Dale (“JD”), Agata Podedworny (“AP”), Consilium Corporate Recovery Master Fund, Ltd. (the “Transferee”) and certain other parties thereto, JD and AP have agreed to transfer an aggregate of 15,629,876 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), represented by Certificates No. 234, 235 and 333 (the “Certificates”) to Transferee or its designated assignee. As registrar and transfer agent for the Common Stock, we are delivering concurrently to you with this joint instruction letter the following documents to implement the transfer of the Shares pursuant to the Restructuring Agreement:

•	Original Certificate No. 234 registered in the name of JD, representing 10,440,000 shares of Common Stock;

•	Original Certificate No. 235 registered in the name of AP, representing 4,000,000 shares of Common Stock;

•	Original Certificate No. 333 registered in the name of JD, representing 2,460,000 shares of Common Stock;

•	Medallion guaranteed Stock Power of JD respecting the transfer of an aggregate of 11,930,497 shares of Common Stock to Transferee or its designated assignee;

•	Medallion guaranteed Stock Power of AP respecting the transfer of 3,699,379 shares of Common Stock to Transferee or its designated assignee; and

•	Legal Opinion of Company counsel with respect to the transfer of the Shares.

As registrar and transfer agent of the Company’s Common Stock, please issue (1) a new stock certificate in the name of CCRF – Panache, LLC (the designated assignee of the Transferee) representing 15,629,876 shares of Common Stock pursuant to the above-noted Stock Powers (the “Transferee Certificate”), (2) a new stock certificate in the name of JD representing 969,503 shares of Common Stock (the “JD Certificate”) and (3) a new stock certificate in the name of AP representing 300,621 shares of Common Stock (The “AP Certificate”).

Please be advised that the Transferee Certificate should include the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required.”

The Transferee Certificate should be issued in the name of, and delivered to: CCRF – Panache, LLC, c/o Consilium Investment Management, Attn: Charles T. Cassel III, 3101 N. Federal Highway, Suite 502, Ft. Lauderdale, FL 33306.

Please be advised that each of the JD Certificate and AP Certificate should include the following legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required.”

“The sale, pledge, hypothecation or transfer of the shares represented by this certificate is subject to restrictions set forth in a Stock Transfer Agreement dated June 11, 2014 among the holder, the Company and certain other holders of the Company’s common stock. A copy of such agreement may be obtained upon written request to the Company’s Secretary.”

The JD Certificate should be delivered to: James Dale, 337 Adelphi Street, Brooklyn, NY 11238.

The AP Certificate should be delivered to: Agata Podedworny, 337 Adelphi Street, Brooklyn, NY 11238.

[Remainder of Page Left Blank Intentionally]

The Company hereby confirms that no instructions other than as set forth herein will be given to you by the Company with respect to the Shares.

Very truly yours,

PANACHE BEVERAGE, INC.

By:	/s/ MICHAEL ROMER
Name:	Michael Romer
Title:	Interim CEO

By:	/s/ JAMES DALE
Name:	James Dale

By:	/s/ AGATA PODEDWORNY
Name:	Agata Podedworny

Consilium Corporate Recovery Master Fund, Ltd.

By:	/s/ CHARLES T. CASSEL, III
Name:	Charles T. Cassel, III
Title:	Authorized Person